Exhibit 32.1

                   CERTIFICATION PURSUANT TO 18 U.S.C.ss.1350

Pursuant to 18 U.S.C. ss.1350, in connection with the Quarterly Report on Form 10-Q of Greater Community Bancorp (the "Company") for the quarter ended September30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Treasurer/Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.


/s/ Anthony M. Bruno, Jr.                 /s/ Naqi A. Naqvi
-------------------------------           --------------------------------------
   Chief Executive Officer                 Treasurer and Chief Financial Officer

Date: November 14, 2003                                  Date: November 14, 2003


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